SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2015 (December 17, 2014)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Completion of Acquisition or Disposition of Assets.

Explanatory Note

On December 17, 2014, National Health Investors, Inc. (“we,” “our,” “us” and the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) announcing the acquisition of a portfolio of eight retirement communities (the “Senior Living Communities Portfolio”), with a total of 1,671 units, for a cash purchase price of $476 million, pursuant to the Asset Purchase Agreement between the Company and Senior Living Communities, LLC (“Senior Living Communities”) and certain of its affiliates dated December 1, 2014 which was previously announced and disclosed in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 1, 2014. The Senior Living Communities Portfolio has been leased to Senior Living Communities pursuant to a 15-year master lease and will continue to be managed by an affiliate of Senior Living Communities.

Pursuant to the Securities Exchange Act of 1934, as amended, we hereby amend the Initial Report to provide the financial statements of the Senior Living Communities Portfolio and pro forma information required by Item 9.01 of Form 8-K. This amendment should be read in conjunction with the Initial Report.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Senior Living Communities, LLC and Subsidiaries

Independent Auditor's Report
Consolidated Financial Statements at December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013, and 2012
Notes to Consolidated Financial Statements

(b)	Unaudited Pro Forma Condensed Consolidated Financial Information of National Health Investors, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2014
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2013
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(c)	Not applicable.

(d)	Exhibits.

Exhibit	Title
Number
23.1	Consent of Moyer, Smith & Roller, P.A, Independent Auditors.

(a)    Financial Statements of Senior Living Communities, LLC and Subsidiaries

SENIOR LIVING COMMUNITIES, LLC
AND
SUBSIDIARIES

Charlotte, North Carolina

Consolidated

Financial Statements

At

December 31, 2014 and 2013

And

For The Years Ended

December 31, 2014, 2013, and 2012

* * * * * * *

TABLE OF CONTENTS

Page

Financial Statements:

Independent Auditor’s Report ...........................................................................................	2

Consolidated Balance Sheets .............................................................................................	3 - 4

Consolidated Statements of Operations.............................................................................	5

Consolidated Statements of Changes in Members’ Deficit ...............................................	6

Consolidated Statements of Cash Flows............................................................................	7 - 8

Notes to Consolidated Financial Statements .....................................................................	9 - 25

Independent Auditor’s Report

To the Members
of Senior Living Communities, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Senior Living Communities, LLC (a North Carolina limited liability company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years ended December 31, 2014, 2013 and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Senior Living Communities, LLC and subsidiaries as of December 31, 2014 and 2013, and the results of their operations, their changes in members’ equity, and their cash flows for the years ended December 31, 2014, 2013 and 2012, in accordance with accounting principles generally accepted in the United States of America.

Change in Accounting Principles
As described in Note S to the financial statements, during the year ended December 31, 2014 the Company changed its method of accounting for commissions paid for new occupancy agreements. As described in Note J to the financial statements, during the year ended December 31, 2013 the Company changed its method of accounting for contingent liabilities with respect to refundable occupancy fees secured by mortgages. As described in Note R to the financial statements, during the year ended December 31, 2013 the Company changed its method of accounting for goodwill, and reverted back to its previous method during the year ended December 31, 2014. Our opinion is not modified with respect to these matters.
/s/Moyer,Smith & Roller, P.A. Charlotte, North Carolina
February 13, 2015

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2014 and 2013

ASSETS

	2014	2013
Current Assets
Cash	$5,867,358	$4,757,904
Restricted Cash	2,712,948	1,494,875
Accounts Receivable-Trade, Net	2,060,494	2,182,669
Accounts Receivable - Other	312,118	570,430
Prepaid Expenses	874,664	1,041,826
Inventory	81,630	123,387
Occupancy Fee Deposits in Escrow	1,265,893	253,625
Due from Related Parties	22,641	765,109

Total Current Assets	13,197,746	11,189,825

Property and Equipment
Construction in Progress	3,384,978	1,932,880
Leasehold Improvements	36,298	8,439,961
Site Improvements	-	362,656
Furniture, Fixtures and Equipment	6,630	2,976,837
Automobiles and Golf Carts	1,691,160	2,433,001

Total Property and Equipment	5,119,066	16,145,335

Less Accumulated Depreciation	(1,330,011)	(6,129,670)

Property and Equipment, Net	3,789,055	10,015,665

Other Assets
Utility Deposits	20,015	20,015
Lease Deposit	10,000,000	-
Prepaid Rent	-	423,585
Lease and Debt Costs, Net	-	1,091,019
Goodwill	27,886,228	27,886,228

Total Other Assets	37,906,243	29,420,847

TOTAL ASSETS	$54,893,044	$50,626,337
See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Balance Sheets (Continued)
December 31, 2014 and 2013

LIABILITIES AND MEMBERS' DEFICIT

	2014	2013
Current Liabilities
Checks in Process	$1,687,117	$160,281
Accounts Payable	1,990,421	2,598,593
Accounts Payable - Related Parties	25,446	10,569
Monthly Service Fees Received in Advance	1,303,853	1,326,206
Accrued Expenses	5,454,690	5,061,676
Resident Deposits	1,681,017	1,203,807
Current Portion of Deferred Revenues	6,837,388	5,257,818
Current Portion of Long-Term Debt	48,585	27,356
Current Portion of Distributions Payable	2,470,000	-
Current Portion of Notes Payable - Members	-	200,000

Total Current Liabilities	21,498,517	15,846,306

Long-Term Liabilities
Deferred Rent Expense	338,443	-
Accrued Interest - Members	-	710,854
Construction Advances Payable to HCN	-	1,891,523
Line of Credit from NHI	2,816,146	-
Notes Payable	228,659	40,027,437
Deposits on Resident Contracts	2,790,937	5,541,170
Refundable Occupancy Fees	179,840,874	164,223,778
Deferred Revenues	10,859,004	12,176,294
Notes Payable - Members	-	1,783,333
Distributions Payable	5,803,333	-
Less Amounts Due Within One Year	(9,355,973)	(5,485,174)

Total Long-Term Liabilities	193,321,423	220,869,215

Total Liabilities	214,819,940	236,715,521

Members' Deficit	(159,926,896)	(186,089,184)

TOTAL LIABILITIES AND
MEMBERS' DEFICIT	$54,893,044	$50,626,337

See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Revenues
Service Fees	$ 79,124,165	$ 70,944,909	$ 69,206,259
Net Occupancy Fees Earned	11,761,135	6,460,502	5,958,995
Ancillary Income	685,246	862,813	961,594
Revenues, Net	91,570,546	78,268,224	76,126,848

Expenses
Operating Expenses	57,619,647	53,048,869	56,472,598
General and Administrative Expenses	10,213,789	8,999,405	9,257,075
Lease Expense	21,752,486	19,542,769	21,505,810
Depreciation and Amortization	1,910,402	1,263,385	1,957,838
Total Operating Expenses	91,496,324	82,854,428	89,193,321

Operating Income (Loss)
from Continuing Operations	74,222	(4,586,204)	(13,066,473)

Other Income (Expense)
Interest Income	10,755	61,501	243,845
Interest Expense	(3,683,204)	(4,085,215)	(4,858,752)
Gain on Sale of Assets	57,783,554	276,657	478,262
Provision for Bad Debt	-	(4,890,448)	-
Other Income	68,091	28,866	515,255
Other Expense	(506,785)	(205,503)	(27,924)
Other Income (Expense), Net	53,672,411	(8,814,142)	(3,649,314)

Net Income (Loss)
from Continuing Operations	53,746,633	(13,400,346)	(16,715,787)

Discontinued Operations
Loss from Discontinued Operations	-	(974,288)	(8,412,315)
Gain on Sale of Assets	-	2,143,126	36,307,125
Total Discontinued Operations	-	1,168,838	27,894,810

Net Income (Loss)	$ 53,746,633	$ (12,231,508)	$ 11,179,023

See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Statement of Changes in Members' Deficit
For the Years Ended December 31, 2014, 2013 and 2012

Balance at January 1, 2012	$ (139,625,071)

Net Income	11,179,023
Distributions to Members	(245,038)
Changes in Accounting Principles	(44,293,849)

Balance at December 31, 2012	(172,984,935)

Net Loss	(12,231,508)
Distributions to Members	(872,741)

Balance at December 31, 2013	(186,089,184)

Net Income	53,746,633
Distributions to Members	(27,584,345)

Balance at December 31, 2014	$ (159,926,896)

See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)
For the Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012

Cash Flows from Operating Activities
Net Income (Loss)	$ 53,746,633	$(12,231,508)	$ 11,179,023
Adjustments to reconcile net income (loss)
to net cash provided by operations:
Depreciation and amortization expense	1,910,402	1,650,171	3,882,541
Amortization of occupancy fees	(11,761,135)	(7,026,869)	(13,792,654)
Provision for bad debt	(216,923)	5,212,130	674,335
Gain on sale and distribution of assets	(57,783,554)	(2,419,783)	(36,785,387)
Accrued interest	168,070	(73,733)	2,491,066
Net occupancy fees received	26,060,941	26,623,608	27,687,198
(Increase) Decrease in:
Restricted cash	(1,218,073)	(230,725)	562,123
Accounts receivable - trade	339,098	(475,759)	(252,433)
Accounts receivable - related parties	742,468	288,583	342,849
Accounts receivable - other	258,312	166,963	348,872
Prepaid expenses	590,747	(274,243)	953,631
Inventory	41,757	8,282	45,323
Utility and other deposits	-	-	60,975
Occupancy fee deposits in escrow	(1,012,268)	183,836	190,412
Increase (Decrease) in:
Checks in process	1,526,836	160,281	-
Accounts payable	(608,172)	(2,413,554)	(1,522,186)
Accounts payable - related parties	14,877	10,569	(335,530)
Monthly service fees received in advance	(22,353)	(129,423)	(899)
Accrued expenses	393,014	(2,862,233)	115,121
Deferred rent expense	338,443	-	-
Resident deposits	477,210	193,035	(628,524)
Deposits on resident contracts	(2,750,233)	(249,530)	(1,437,905)

Net Cash Provided by (Used in) Operating Activities	11,236,097	6,110,098	(6,222,049)

See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)
For the Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012

Cash Flows from Investing Activities
Additions to property and equipment	$(7,351,274)	$(5,432,477)	$(4,461,408)
Additions to construction in progress	(2,565,809)	(1,841,398)	(1,939,739)
Increase in amounts due from related parties	-	(353,191)	(2,509,916)
Net proceeds from sale of assets	23,558,019	2,639,008	6,007,890

Net Cash Provided by (Used in) Investing Activities	13,640,936	(4,988,058)	(2,903,173)

Cash Flows from Financing Activities
Proceeds from long-term notes payable	-	5,770,770	8,122,462
Proceeds from notes payable to members	200,000	200,000	400,000
Principal payments on notes payable to members	(1,983,333)	(400,000)	-
Principal payments on long-term notes payable	(3,755,071)	(6,586,258)	(233,125)
Proceeds from line of credit from NHI	2,816,146	-	-
Proceeds from construction advances HCN	5,058,783	3,380,096	1,944,670
Repayment of construction advances HCN	(4,323,092)	(1,514,629)	-
Distributions to members	(21,781,012)	(824,383)	(245,038)

Net Cash Provided by (Used in) Financing Activities	(23,767,579)	25,596	9,988,969

Net Increase in Cash and Cash Equivalents	1,109,454	1,147,636	863,747

Cash and Cash Equivalents, beginning of year	4,757,904	3,610,268	2,746,521

Cash and Cash Equivalents, end of year	$5,867,358	$4,757,904	$3,610,268

Supplemental Cash Flow Information:

Cash paid for interest expensed	$3,683,204	$1,508,242	$2,367,686

Significant non-cash transactions:
Acquisition of vehicles in exchange for notes payable	$97,657	$186,116	$-

Accrued interest added to note principal	$878,924	$3,485,702	$2,170,863

Rent paid by increasing note payable to
Health Care REIT, Inc.	$-	$2,285,068	$8,094,962

Transfer of constructed assets to landlord
as repayment of construction advances	$-	$-	$10,693,415

See Independent Auditor's Report and Accompanying Notes.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements December 31, 2014 and 2013

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Business Activity
Senior Living Communities, LLC was organized November 1, 2005 for the purpose of developing and operating retirement communities located in the United States. It operates as a limited liability company (LLC) in accordance with and pursuant to the North Carolina Limited Liability Company Act, and its members have limited personal liability for the obligations or debts of the entity. Only one class of member’s interest exists.

Consolidated Financial Statements
These consolidated financial statements include the accounts of Senior Living Communities, LLC and its subsidiaries - BrightWater Retirement, LLC; Cascades Retirement, LLC; Cascades Nursing, LLC; Homestead Hill Retirement, LP; Litchfield Retirement, LLC; Marsh’s Edge, LLC; Osprey Village at Amelia Island, Ltd.; Ridgecrest Retirement, LLC and Summit Hills, LLC. For the years ended December 31, 2013 and 2012, they also included the subsidiaries Stratford Retirement, LLC; Abingdon Retirement, LLC; Viera Retirement, LLC; Vero Retirement Associates, LLC and its subsidiary Arbors Retirement, LLC. All material intercompany transactions and accounts are eliminated in consolidation.

As described in Note P, effective June 30, 2013, Senior Living Communities, LLC divested of its operations in Stratford Retirement, LLC. It sold most of its property and equipment to a new landlord of the facility and distributed its limited liability membership interest in Stratford Retirement, LLC to one of the members of Senior Living Communities, LLC. Effective December 31, 2012, Senior Living Communities, LLC divested itself of its operations and sold substantially all of the assets of the communities operated by Abingdon Retirement, LLC; Vero Retirement Associates, LLC; and Viera Retirement, LLC.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Limited Liability Company / Income Taxes
The Company has elected to file its income tax return on the accrual basis as a partnership for federal and state income tax purposes. As a result, the Company’s taxable earnings or losses are passed through to the Company’s members who are then taxed based on their allocable share of such taxable earnings or losses. Accordingly, no provision or benefit for federal or state income taxes has been reported by the Company.

In the third quarter of 2014, the Internal Revenue Service began an examination of the Company’s U.S. income tax return for 2012. As of December 31, 2014, the IRS had not completed its examination. Any tax adjustments resulting from the IRS’s examination would be passed through to the individual members. The Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for 2011 and prior years.

As a limited liability company, each member’s liability is limited to amounts reflected in their respective member capital accounts.

Cash and Cash Equivalents
The Company considers all highly liquid unrestricted investments with maturities of three months or less to be cash equivalents for purposes of the statement of cash flows.

Checks in Process
The Company has a sweep arrangement with its bank that includes the bank accounts of Senior Living Communities, LLC and its subsidiaries. Under this arrangement, the operating accounts of most of the subsidiaries of Senior Living Communities, LLC are zero balance accounts. The daily ending balance is zeroed by a sweep transfer to a master account held by Senior Living Communities, LLC. When funds are required in the operating accounts to clear checks and other disbursements, automatic transfers from the master account to the operating accounts occur for the required amounts. Checks issued and outstanding on the subsidiaries’ operating accounts are shown as current liabilities on the consolidated balance sheet.

Accounts Receivable and Allowance for Doubtful Accounts
The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, management evaluates accounts receivable balances and establishes an allowance for doubtful accounts, based on history of past write-offs and collections. At December 31, 2014 and 2013, the allowance for doubtful accounts was $152,255 and $520,054, respectively.

Inventory
Inventories are stated at cost determined principally on the first-in, first-out basis.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized while replacements, maintenance, and repairs which do not improve or extend the life of the assets, are expensed currently. When assets are sold or retired, their cost and accumulated depreciation are removed from the accounts and resulting gains and losses are included in the Statement of Operations.

Revenue Recognition
The Company recognizes revenue from monthly service and ancillary fees as they become due from the residents. The non-refundable portion of occupancy fees received from residents prior to moving into the communities is earned over a five-year amortization period.

Advertising
Senior Living Communities, LLC and its subsidiaries expense advertising costs when the advertising first takes place. Consolidated advertising expense for the years ended December 31, 2014, 2013 and 2012 was $552,772; $683,535 and $950,735, respectively.

Self Insurance
The Company self insures health related claims for its covered employees up to certain limits. Claims in excess of these limits are insured with stop-loss insurance. The Company has accrued a liability it believes is adequate to cover the outstanding claims and claims that have been incurred but not yet reported as of December 31, 2014 and 2013. Any subsequent changes in estimate are recorded in the period in which they are determined.

Master Lease Agreements
Through December 17, 2014, Senior Living Communities, LLC had a master lease agreement with Health Care REIT, Inc. (HCN) for the lease of each community. The master lease had an initial lease term which was set to expire on December 31, 2025, and an option to renew for an additional fifteen years. Senior Living Communities, LLC entered into sub-lease agreements with its subsidiaries under the same lease terms it had with Health Care REIT, Inc.

On December 17, 2014, National Health Investors, Inc. (NHI) acquired substantially all of the tangible property of Senior Living Communities, LLC and that which the Company leased from Health Care REIT, Inc. The Company entered into a new master lease agreement with National Health Investors, Inc. The new master lease has an initial lease term that is set to expire on December 31, 2030, and has two options to extend the lease for an additional five years with each extension. Senior Living Communities, LLC entered into sub-lease agreements with its subsidiaries under the same lease terms it has with National Health Investors, Inc.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Rent Expense
Rent expense is recognized on a straight-line basis over the life of the lease. The difference between rent expense recognized and rental payments, as stipulated in the lease, is reflected as deferred rent expense in the consolidated balance sheets.

Fair Value of Financial Instruments
FASB ASC 820-10 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

•	Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the plan has the ability to access.

•	Level 2 - Inputs to the valuation methodology include:

◦	Quoted market prices for similar assets or liabilities in active markets;

◦	Quoted prices for identical or similar assets or liabilities in inactive markets;

◦	Inputs other than quoted prices that are observable for the asset or liability;

◦	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

•	Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Cash, restricted cash, and occupancy fee deposits in escrow are carried at amounts considered by management to approximate fair value based on Level 1 valuation. Long-term notes payable are carried at amounts considered by management to approximate fair value based on Level 3 valuation, using discounted cash flow analyses based on debt with similar interest rates, maturities and collateral.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE B - RESTRICTED CASH

The Master Lease Agreements with National Health Investors, Inc. and with Health Care REIT, Inc. require the Company to maintain an escrow account(s). These cash accounts are reported on the balance sheet as current assets. At December 31, 2014 and 2013, the restricted cash balances were:

	2014	2013
Settle-Up Escrow	$2,600,000	$-
Property Tax Account	81,948	1,305,496
Construction Escrow	-	150,132
Health Care Claims Account	31,000	34,000
Cash Collateral Account	-	5,247
Total Restricted Cash	$2,712,948	$1,494,875

NOTE C - CONCENTRATIONS

Senior Living Communities, LLC and most of its subsidiaries maintain their cash balances at one bank under a sweep investment arrangement. The operating accounts of Senior Living Communities, LLC and each of its participating subsidiaries are zero balance accounts. The daily ending balance of each account is zeroed by a sweep transfer to a master account held by Senior Living Communities, LLC. Funds held in the master account are owned by the respective entities, and Senior Living Communities, LLC is the custodian. When funds are required in the operating accounts to clear checks and other disbursements, the necessary amounts are automatically transferred from the master account back to the operating accounts.

Deposit insurance through the Federal Deposit Insurance Corporation is a function of ownership of the funds on deposit. Each entity participating in the master account is entitled to its own separate deposit insurance up to $250,000. Amounts on deposit with other banks are also insured through the Federal Deposit Insurance Corporation up to $250,000. At times the balances may exceed the insured amounts. The Company periodically reviews the financial condition of the institutions and believes the risk of loss to be minimal.

NOTE D - ACCOUNTS RECEIVABLE - OTHER

Accounts receivable-other at December 31, 2014 includes $161,368 of property taxes to be refunded to the community operated by Cascades Retirement, LLC.

During the year ended December 31, 2013, the Company submitted claims for insurance reimbursements for lightning damage at two of its communities. The costs of repairs in excess of the deductible expected to be reimbursed totaled $212,083. During the year ended December 31, 2014, additional costs were incurred and submitted for reimbursement totaling $25,720. At December 31, 2014, the balance remaining to be collected for these claims included in the accounts receivable-other balance totaled $150,750.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE D - ACCOUNTS RECEIVABLE – OTHER (Continued)

Under the master lease agreement with Health Care REIT, Inc., Senior Living Communities, LLC acted as an agent for construction and property development at each of the communities. Construction activities have consisted of entirely new communities, expansion and renovation of existing communities and the continuing construction of new cottages at both new and existing communities. At December 31, 2013, the net unreimbursed construction costs of $358,347 were included in the balance in Accounts Receivable-Other. There are no such receivables as of December 31, 2014.

NOTE E - CONSTRUCTION IN PROGRESS

Costs related to the construction of single-family cottages at the various communities are allocated to the specific project under construction, including interest on the allocated portion of the construction line of credit. Once the cottage has received its certificate of occupancy, the cost of the cottage is removed from construction in progress and is included in leasehold improvements. Any interest charged after the cottage has been capitalized is included in expense until the allocated construction advance is repaid.

Costs related to the construction of the additional villa building at the community operated by Homestead Hill Retirement, LP, including interest on the allocable portion of the construction line of credit, are included in construction in progress until the building receives its certificate of occupancy. Once the entire building is completed, the total cost of the project will be removed from construction in progress and will be included in leasehold improvements. Any interest charged on the allocated portion of the construction advance after the building has been capitalized will be expensed until the allocated portion of the construction advance has been repaid in full.

Costs related to the expansion project at the community operated by Cascades Retirement, LLC including costs of land improvements, building costs and interest on the allocable portion of the construction line of credit, are included in construction in progress. As each portion of the project is completed, those costs will be removed from construction in progress and will be included in leasehold improvements. Any interest charged on the allocated portion of the construction advance after the project has been capitalized will be expensed until the allocated portion of the construction advance has been repaid in full.

NOTE F - CONSTRUCTION ADVANCE AGREEMENT

The Company and Health Care REIT, Inc. had an agreement under which Health Care REIT, Inc. would advance funds for the construction of single-family cottages. The maximum amount available to the Company under the agreement was $6,000,000. Rent was due monthly at 8.41% on the outstanding balance. Repayment of advances for any cottage was due within thirty days of the Company’s receipt of move-in payment of the occupancy fee for that cottage. Outstanding advances at December 31, 2014 and 2013, under this agreement were $0 and $1,891,523, respectfully.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE G - LINE OF CREDIT FROM NHI

National Health Investors, Inc. has provided a line of credit to Senior Living Communities, LLC to be used for various construction projects and to provide working capital as necessary. The maximum amount available to the Company under the agreement is $15,000,000 through December 31, 2019. Interest on the outstanding principal balance of the loan shall accrue at a floating per annum rate of the Ten Year Treasury Note Rate (as published in the Wall Street Journal on the fifteenth (15th) day of each month or if the Wall Street Journal is not published on the fifteenth day of the month then the next publication day thereafter) plus six percent (6%). Commencing on February 1, 2015 and continuing on the first business day of each successive month thereafter, the Company shall pay to the landlord, (a) accrued interest at the Note Rate based upon the principal outstanding during the Interest Accrual Period, and (b) any other amounts due under the Loan Documents. The Company shall have the option of capitalizing the interest hereunder by adding it to the principal balance each month and paying it on the Maturity Date. Principal payments under a Working Capital Loan shall be due on the first day of the month following receipt by the landlord of the Company’s consolidated quarterly financial statements, if the Fixed Charge Coverage Ratio for the trailing twelve month period of operation ending on the last day of such quarter is at least 1.00 to 1.00, in an amount equal to 75% of the amount by which the numerator of such ratio exceeds the denominator of such ratio. In addition, a principal payment of $10,000,000 shall be due and payable on December 31, 2019 and after that date the maximum principal amount of the Loan and any further draws shall be limited to the remaining $5,000,000 of the loan and may be used only for working capital or as otherwise approved by the landlord. Outstanding advances at December 31, 2014 and 2013, under this agreement totaled $2,816,146 and $0, respectfully.

NOTE H - NOTES PAYABLE

The following are the amounts outstanding as of December 31:
	2014	2013

An unsecured note payable to Brenda U. Thompson, interest payable monthly in arrears at 4.0%, unpaid principal and interest due December 31, 2014.	-	$200,000

An unsecured note payable to David Jackson, Jr., interest payable monthly in arrears at 7.0% commencing on the 15th day of the first month after note issued, additional interest of 8.0% accrued annually, payable upon repayment of note principal, unpaid principal and interest due December 31, 2015.	-	400,000

An unsecured note payable to Donald O. Thompson, Jr. and Brenda U. Thompson, interest payable monthly in arrears at 7.0% commencing on the 15th day of the first month after note issued, additional interest of 8.0% accrued annually, payable upon repayment of note principal, unpaid principal and interest due December 31, 2015.	-	1,183,333

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE H - NOTES PAYABLE (Continued)

	2014	2013

A note payable to a financing company, monthly payments of $956, including interest imputed at 0.62%, all outstanding principal and interest due August 1, 2018, secured by a vehicle.	$50,731	$-

A note payable to a financing company, monthly payments of $1,116, including interest imputed at 10.8%, all outstanding principal and interest due November 1, 2018, secured by a vehicle.	42,100	-

Notes payable to a financing company, monthly payments of $3,058, including interest at 5.7%, all outstanding principal and interest due February 19, 2019, secured by vehicles.	135,828	163,904

A note payable to Health Care REIT, Inc.; monthly payments of interest only at 5.5% due currently; additional interest accruing at 2.5%; quarterly principal payments equal to 85% of the Company’s prior quarter’s positive “Available Cash”; all unpaid principal and interest due December 31, 2024.	-	39,863,533

Total	228,659	41,810,770

Less amounts due within one year	(48,585)	(227,356)

Long-term notes payable	$180,074	$41,583,414

Future minimum payments under long-term notes payable as of December 31, 2014 are:

Year Ending
December 31	Amount
2015	$48,585
2016	52,078
2017	55,054
2018	63,041
2019	9,901
Thereafter	-

Total	$228,659

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE I - REFUNDABLE OCCUPANCY FEES

Senior Living Communities, LLC and its subsidiaries recognize a long-term liability for the refundable portions of occupancy fees received from residents. Under the terms of the occupancy agreements and the master lease with the landlord, the refunds are to be made from occupancy fees collected from replacement residents.

The Company offers three forms of Occupancy Agreement: The “90% Minimum Refund Plan,” the “60% Minimum Refund Plan,” and the “Endowment Plan.” In the past, the Company also offered a “100% Minimum Refund Plan” and an “80% Minimum Refund Plan” which have been discontinued. The “100% Minimum Refund Plan” and the “90% Minimum Refund Plan” Occupancy Agreements provide for repayment to the resident 100% or 90% of the original occupancy fee paid by the resident, respectively, regardless of when the resident subsequently moves out of the home.    The “80% Minimum Refund Plan” Occupancy Agreements provide for repayment of 90% of the original occupancy fee to the resident if the resident moves out of the home in the first year and 80% of the original occupancy fee paid by the resident if the resident moves out of the home in the second year or thereafter. The “60% Minimum Refund Plan” Occupancy Agreements provide for repayment to the resident 90%, 80%, or 70% of the original occupancy fee paid by the resident if the resident moves out of the home in the 1st, 2nd or 3rd year, respectively, after becoming a resident. In the 4th year or thereafter, the resident is entitled to a 60% refund of the occupancy fee paid. The “Endowment Plan” Occupancy Agreements provide for repayment to the resident of 90% of the original occupancy fee paid by the resident if the resident moves out of the home within the first six months of becoming a resident. After six months, the refundable portion is reduced each month by 2% of the total occupancy fee paid by the resident until the refundable portion is reduced to zero.

For all plan types, the refund is payable upon the earlier of securing a substitute resident who pays to the Company the then applicable occupancy fee or five years from the date the resident moves out.

Some of the residents of the community operated by Cascades Retirement, LLC were residents prior to the acquisition by Senior Living Communities, LLC. The occupancy agreements with these residents provide for a refund of 90% of the occupancy fee received from the substitute resident.

Certain refund obligations on single family homes are secured by mortgages from the landlord. Beginning January 1, 2009, the Company and the landlord discontinued the practice of securing refund obligations on single-family cottages with mortgages.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE J - CHANGE IN ACCOUNTING PRINCIPLE RELATED TO CONTINGENT LIABILITIES

Prior to the year ended December 31, 2013, the Company considered the refundable occupancy fees secured by mortgages from the landlord to be contingent liabilities because the asset that secures the mortgage is not owned by Senior Living Communities, LLC. Effective January 1, 2013, management decided to accrue all secured refundable occupancy fees because the Company believes it to be a more meaningful presentation of its obligations according to the terms of the occupancy agreements as described above. The Company reduced its members’ equity $42,275,016 as of January 1, 2012 for the cumulative effect of the change for all periods preceding January 1, 2012. The restatement resulted in an increase of previously reported net income of $6,636,624 for the year ended December 31, 2012. See Note T.

NOTE K - DEFERRED REVENUES

A portion of the occupancy fee received from residents represents payment for future services and therefore is non-refundable. The non-refundable portion is recorded as deferred revenue and recognized as earned revenue over a period of five years from the resident’s move-in date, which approximates the average residency of the communities’ residents in independent living. Periodically, the Company re-evaluates the appropriate revenue recognition period for income earned from these contracts. Prior to January 1, 2014, the Company recognized revenue over a period of 6.5 years, which approximated the average residency in independent living at that time. Total deferred revenue to be recognized under existing occupancy fee contracts as of December 31, 2014 and 2013 is $10,859,004 and $12,176,294, respectively. The amount scheduled to be recognized in 2015 is $6,837,388.

NOTE L - GAIN ON SALE OF ASSETS

On December 17, 2014, the Company and Health Care REIT, Inc. sold the assets located at the 8 communities operated by the subsidiaries of Senior Living Communities, LLC to National Health Investors, Inc. Senior Living Communities, LLC received $73,287,138 in cash and other consideration from the sale of assets having a net book value of $14,304,735, and wrote off other costs previously capitalized of $1,205,294.

Non-cash consideration received from the sale of property to National Health Investors, Inc. includes the relief from liability for construction advances and other loans made by Health Care REIT, Inc., to Senior Living Communities, LLC totaling $39,735,564. It also includes $10,000,000 retained by National Health Investors, Inc. as a security deposit to be held in an escrow account with interest to accrue to the benefit of Senior Living Communities, LLC. The security deposit and any accrued interest thereon are not accessible to Senior Living Communities, LLC until the expiration or termination of the lease.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE M - OPERATING LEASES

The master lease agreement between Senior Living Communities, LLC and its subsidiaries and National Health Investors, Inc. is set to expire on December 31, 2030. It includes an option to renew for two additional five-year terms. The following is a consolidated schedule of future minimum base rental payments for the facilities over the next five years and in total:

Year Ending
December 31	Amount
2015	$31,000,000
2016	32,240,000
2017	33,529,600
2018	34,870,784
2019	35,916,908
Thereafter	424,099,506

Total	$591,656,798

Periodically Senior Living Communities, LLC had been required to pay the former landlord, Health Care REIT, Inc., “conversion rent” upon the conversion of an independent living villa from a rental contract to an occupancy fee contract at certain communities. “Conversion rent” was paid in addition to base rent. When paid, these amounts were recorded as prepaid rent on each subsidiary’s balance sheet and amortized over the remaining lease term. “Conversion rent” payments were not required on conversions after December 31, 2012. All of the unamortized balance was expensed in the year ended December 31, 2014, when the properties were acquired by the new landlord, and the lease agreement with Health Care REIT, Inc. was cancelled.

NOTE N - RELATED PARTY TRANSACTIONS

The Company participated in several transactions with individuals, corporations and other limited liability companies considered related due to common ownership and/or control. These entities include the following:

Related Party	How Related
David Jackson, Jr.	Senior Living Communities, LLC member
Donald O. Thompson, Jr.
and Brenda U. Thompson	Senior Living Communities, LLC member
Maxwell Group, Inc.	Owned and controlled by Donald O. Thompson, Jr.
Live Long Well Care, LLC	David Jackson, Jr. LLC member and
Brenda U. Thompson LLC members
Stratford Retirement, LLC	Donald O. Thompson, Jr. and
Brenda U. Thompson LLC members

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE N - RELATED PARTY TRANSACTIONS (Continued)

In its capacity as the parent company, Senior Living Communities, LLC pays various expenses on behalf of its subsidiaries, principally rent, property taxes, and insurance. It also receives the cash advances from the landlord’s construction loans and makes the payments against the construction line of credit. The subsidiaries also engage in certain intercompany advances and expense allocations.

Transactions with related parties during the year ended December 31, 2014 included the following:

Donald O. Thompson, Jr. and Brenda U. Thompson were paid interest totaling $699,336, which included previously accrued interest through December 31, 2013, of $577,365. The outstanding loan principal of $1,383,333 was repaid to Mr. and Mrs. Thompson. The Company has accrued distributions payable to Mr. and Mrs. Thompson totaling $1,646,580 to be paid from the Settle-Up Escrow balance when the funds are released. These distributions payable are included as short-term liabilities.

Brenda U. Thompson made a new loan to the Company of $200,000, which was repaid during the year.

David Jackson, Jr. was paid interest totaling $191,448, which included previously accrued interest through December 31, 2013 of $133,489. The Company has accrued distributions payable to Mr. Jackson totaling $4,156,753, of which $823,420 is short-term, to be paid from the Settle-Up Escrow balance when the funds are released, and $3,333,333 is long-term, to be paid when the Lease Security Deposit is refunded.

Live Long Well Care, LLC, an affiliated company established to provide home health services to the residents of the retirement communities operated by Senior Living Communities, LLC, and the subsidiaries of Senior Living Communities, LLC provide labor on a contract basis to each other to provide services to residents of the communities. They also share certain expenses throughout the year. During 2014, Live Long Well Care, LLC reimbursed the Company $1,959,098. At December 31, 2014, there is a current balance receivable from Live Long Well Care, LLC of $8,334.

Maxwell Group, Inc. provides the subsidiaries of Senior Living Communities, LLC with management, employee recruitment, accounting, advertising and creative services throughout the year. In 2014, the Company paid Maxwell Group, Inc. a total of $6,823,465, which included management fees and reimbursements for additional services outside the scope of the management agreement. There is a current balance payable to Maxwell Group, Inc. of $25,446 at December 31, 2014.

At December 31, 2014, there is a current balance receivable from Stratford Retirement, LLC of $14,307 to reimburse the Company for expenses incurred on its behalf in 2014.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE N - RELATED PARTY TRANSACTIONS (Continued)

Transactions with related parties during the year ended December 31, 2013 included the following:

Donald O. Thompson, Jr. and Brenda U. Thompson were paid interest totaling $85,012 on their outstanding loan balances. Brenda U. Thompson was repaid principal of $400,000 and made a new loan to the Company of $200,000. At December 31, 2013, the Company owed additional interest of $577,365 to Mr. and Mrs. Thompson, as well as $1,583,333 of principal.

David Jackson, Jr. was paid $28,000 interest during the year. At December 31, 2013, the Company owed Mr. Jackson an additional $133,489 for interest, which was to be paid when the loan principal of $400,000 was to be repaid.

During 2013, the Company loaned $353,191 to Live Long Well Care, LLC on an unsecured line of credit. All unpaid principal and interest totaling $4,890,448 was forgiven as of December 31, 2013 and was expensed as bad debt.

In 2013, the Company paid Maxwell Group, Inc. a total of $4,138,404, which included management fees and reimbursements for additional services outside the scope of the management agreement. There was a current balance due from Maxwell Group, Inc. of $714,473 for advances made during the year plus interest accruing at 8.0%.

At December 31, 2013, there was a current balance due from Stratford Retirement, LLC of $50,636 to reimburse the Company for expenses incurred on its behalf after its distribution on June 30, 2013. See Note O.

Transactions with other related parties during the year ended December 31, 2012 included the following:

Donald O. Thompson, Jr. and Brenda U. Thompson were paid interest totaling $89,955 on their outstanding loan balances. Brenda U. Thompson loaned the Company $400,000. At December 31, 2012, the Company owed additional interest of $482,699 and principal of $1,983,333 to Mr. and Mrs. Thompson.

David Jackson, Jr. was paid $28,000 interest during the year. At December 31, 2012, the Company owed Mr. Jackson an additional $101,489 for interest and $400,000 principal.

Senior Living Communities, LLC extended a line of credit to Live Long Well Care, LLC. The outstanding principal balance at December 31, 2012 was $2,602,429, and the outstanding interest receivable was $487,889. The balance due to Senior Living Communities, LLC from Live Long Well Care, LLC for shared expenses was $1,446,939.

In 2012, the Company paid Maxwell Group, Inc. a total of $7,904,222, which included management fees and reimbursements for additional services outside the scope of the management agreement.

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE N - RELATED PARTY TRANSACTIONS (Continued)

Senior Living Communities, LLC maintains an escrow account for use by its subsidiaries for the acceptance of certain deposits from prospective new residents. Deposits held in this account at December 31:

	2014	2013
BrightWater Retirement, LLC	$47,500	$12,500
Cascades Retirement, LLC	710,540	27,500
Homestead Hill Retirement, LP	81,500	147,500
Litchfield Retirement, LLC	144,940	15,000
Marsh’s Edge, LLC	90,390	18,710
Osprey Village at Amelia Island, Ltd.	95,800	-
Ridgecrest Retirement, LLC	2,500	-
Summit Hills, LLC	90,470	27,500

Total	$1,263,640	$248,710

NOTE O - DISCONTINUED OPERATIONS

Effective June 30, 2013, Senior Living Communities, LLC discontinued its operation of the community operated by Stratford Retirement, LLC.

The net income of Stratford Retirement, LLC included in the total from discontinued operations of Senior Living Communities, LLC for the year ended December 31, 2013 was $1,552,389. This included a net gain on the sale of fixed assets of $8,904; a gain on the relief from liability for the refundable occupancy fees of $15,804,480 and a write-off of goodwill of $13,670,258.

The net book value of the remaining assets and liabilities of $337,211 of Stratford Retirement, LLC were distributed to one of the members of Senior Living Communities, LLC.

To the extent that they are a controlled group because of common ownership, the employees of Stratford Retirement, LLC continue to participate in the same benefits plan offered to employees of Senior Living Communities, LLC. However, Stratford Retirement, LLC is autonomous in all other respects.

Net loss included in discontinued operations for the year ended December 31, 2013 from the winding down of Abingdon Retirement, LLC, which was disposed of on December 31, 2012, was $337,702. Consolidated net loss included in discontinued operations for the year ended December 31, 2013 from the winding down of Vero Retirement Associates, LLC and Arbors Retirement, LLC, which were disposed of on December 31, 2012, was $6,739. Net income included in discontinued operations for the year ended December 31, 2013 from the winding down of Viera Retirement, LLC, which was disposed of on December 31, 2012, was $50,765.

Senior Living Communities, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE O - DISCONTINUED OPERATIONS (Continued)

Effective December 31, 2012, Senior Living Communities, LLC divested of its operations and sold substantially all of the assets of the communities operated by Abingdon Retirement, LLC; Vero Retirement Associates, LLC; and Viera Retirement, LLC. Net losses recognized in the year ended December 31, 2012 totaled $8,412,315. Net gain on the disposal of assets and relief from liabilities recognized was $36,307,125.

NOTE P - 401(k) PROFIT SHARING PLAN

The Company has established a 401(k) profit sharing plan for the benefit of its eligible employees and the eligible employees of its subsidiaries and related companies. Employees who are 21 years of age or older are immediately eligible to participate in the plan and are eligible for matching contributions. Employees become fully vested in the employer contributions to the plan after one year of service. The Company’s matching contribution to the plan is discretionary. Currently, the Company’s matching contribution equals 20% of up to 5% of compensation. Consolidated pension expense for the years ended December 31, 2014, 2013, and 2012 was $151,550; $142,135 and $180,313, respectively.

NOTE Q - OTHER INCOME

Other income for 2012 includes a refund of 2010 and 2011 property taxes totaling $482,210, less $82,996 paid to a consulting firm to negotiate on behalf of the Company. The Company expects the renegotiated assessment to result in continued savings.

NOTE R - RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS PERTAINING TO ACCOUNTING FOR GOODWILL

The Company has restated its previously issued financial statements for the year ended December 31, 2013, to reflect a change in accounting for goodwill. In 2013, the Company recognized amortization expense of $2,788,623 related to goodwill using an alternate accounting method which permitted amortization of goodwill on a straight-line basis over ten years. In 2014, the Company elected to follow ASC 350 - Goodwill and Other Intangible Assets, and reversed the previously recorded amortization expense. See Note T.

During 2014, 2013 and 2012, the Company performed its annual review of goodwill and determined that no impairment charge was necessary.

Senior Living Communities, LLC and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE S - CHANGE IN ACCOUNTING PRINCIPLE FOR COMMISSIONS PAID ON INITIAL OCCUPANCY AGREEMENTS

Effective January 1, 2014, the Company changed its accounting method of accounting for commissions paid on initial or first-generation occupancy fee agreements. Previously, the Company capitalized those commissions and amortized them over the average resident stay which was 6.5 years. Currently, the Company is expensing all such costs in accordance with ASC 954 - Health Care Entities as all of the communities are substantially constructed and occupied. Comparative statements of prior years have been adjusted to apply the new method retrospectively. See Note T.

NOTE T - CUMULATIVE EFFECTS OF CHANGES IN ACCOUNTING PRINCIPLES

The effects of the restatements on affected line items of the Company’s results of operations and financial position as of and for the year ended December 31, 2013 are as follows:

	As Previously
	Reported	Restated

Revenues, Net	$78,268,224	$78,268,224
Operating Expenses Before Rent	66,234,284	63,311,659
Rent Expense	19,542,769	19,542,769
Operating Income (Loss) from Continuing Operations	(7,508,829)	(4,586,204)
Other Income (Expense), Net	(8,814,142)	(8,814,142)
Net Income (Loss) from
Continuing Operations	(16,322,971)	(13,400,346)
Total from Discontinuing Operations	1,168,838	1,168,838
Net Income (Loss)	(15,154,133)	(12,231,501)

Prepaid Expenses	702,511	1,042,086
Total Current Assets	10,850,510	11,190,085
Deferred Commissions, Net	2,400,636	-
Goodwill	25,097,605	27,886,228
Total Other Assets	29,032,600	29,420,587
Total Assets	49,898,775	50,626,337
Total Liabilities	236,715,521	236,715,521
Members’ Equity	(186,816,746)	(186,089,184)

SENIOR LIVING COMMUNITIES, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)
December 31, 2014 and 2013

NOTE T - CUMULATIVE EFFECTS OF CHANGES IN ACCOUNTING
PRINCIPLES (continued)

The effects of the restatements on affected line items of the Company’s results of operations and financial position as of and for the year ended December 31, 2012 are as follows:

	As Previously
	Reported	Restated

Revenues, Net	$71,780,929	$76,126,848
Operating Expenses Before Rent	66,927,058	67,687,511
Rent Expense	21,505,810	21,505,810
Operating Income (Loss) from Continuing Operations	(16,651,939)	(13,066,473)
Other Income (Expense), Net	(4,233,537)	(3,649,314)
Net Income (Loss) from Continuing Operations	(20,885,475)	(16,715,787)

Total from Discontinuing Operations	27,894,810	27,894,810
Net Income (Loss)	7,009,334	11,179,023

Prepaid Expenses	700,361	706,262
Total Current Assets	9,961,086	9,966,987
Deferred Commissions, Net	2,200,964	-
Total Other Assets	50,053,293	47,852,329
Total Assets	66,464,262	64,269,199
Refundable Occupancy Fees	124,061,152	161,990,249
Total Liabilities	199,325,037	237,254,134
Members’ Equity	(132,860,775)	(172,984,935)

NOTE U - SUBSEQUENT EVENTS

The Company evaluated transactions occurring after December 31, 2014 in accordance with ASC 855
- Subsequent Events through February 13, 2015, which is the date the financial statements were available for issuance. Based on this evaluation, no disclosures or adjustments were made to the financial statements.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been derived from the application of pro forma adjustments to our historical consolidated financial statements. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the other information contained in the related notes to this pro forma financial information and with our historical consolidated financial statements and the related notes and the other information included in our filings with the SEC.

The unaudited pro forma condensed consolidated financial information set forth below reflects our historical financial information, as adjusted to give effect to the following transactions as if they occurred on January 1, 2013, in the case of our condensed consolidated statements of income, which are described in more detail elsewhere in the notes:

•
Consummation of our December 2014 acquisition of the Senior Living Communities Portfolio, consisting of seven entrance-fee communities and one senior living campus, for a cash purchase price of $476 million (plus $89,000 of certain transaction costs required to be expensed under generally accepted accounting principles, which are included in the Company's historical results of operations for the year ended December 31, 2014).

•	Our entry into a triple-net master lease with Senior Living Communities relating to the Senior Living Communities Portfolio.

•
The sale of 4,427,500 shares of common stock in an offering in December 2014 at a price to the public of $63.80 per share, to fund a portion of the purchase price of the Senior Living Communities Portfolio.

•
Borrowings under a credit facility that closed in January 2015, consisting of two non-amortizing senior unsecured term loans with an aggregate principal amount of $225 million, to fund a portion of the purchase price of the Senior Living Communities Portfolio and specified transaction costs.

•
The retirement of approximately $17.8 million of debt outstanding under our existing revolving credit facility from the application of net proceeds from the sale of common stock and borrowings from the senior unsecured term loans in excess of the cost of the Senior Living Communities Portfolio.

Additionally, the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2013 also gives effect to our acquisition of (i) Care YBE Subsidiary LLC on June 28, 2013, which owns 14 assisted living and memory care facilities (the “Care YBE Portfolio”), and (ii) 25 independent living facilities on December 23, 2013 from affiliates of Holiday (the “Holiday Portfolio”), as if such acquisitions had occurred on January 1, 2013.

Because the acquisition of the Senior Living Communities Portfolio is already reflected in the Company's historical consolidated balance sheet as of December 31, 2014 included in our Annual Report on Form 10-K for the year then ended, no pro forma consolidated balance sheet is required to be presented as part of our unaudited pro forma condensed consolidated financial information. The historical financial information presented in the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2014 and 2013 is derived from our audited consolidated statements of income for the years ended December 31, 2014 and 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated statements of income have been included and are based upon available information and assumptions that management believes are reasonable. Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results.

Other than as described above, no other pro forma adjustments have been made, including for other investment and disposition activity completed during 2014. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of income do not purport to represent what our results of operations would have been had such transactions been consummated on the dates indicated; additionally, they may not be indicative of our financial position or results of operations as of any future date or for any future period.

NATIONAL HEALTH INVESTORS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2014
($ in thousands, except share and per share data)

			Pro Forma
			Adjustments
	(A)				SLC		Holiday & Care YBE
	NHI				Portfolio		Portfolio
	Historical	Offering			Acquisition		Acquisitions	Pro Forma

Revenues:
Rental income	$166,279		$—		$37,885	(B)	$—	$204,164
Other income	11,230		—		—		—	11,230
	177,509		—		37,885		—	215,394
Expenses:
Depreciation	38,078		—		12,530	(C)	—	50,608
Interest expense	26,372		—		9,162	(D)	—	35,534
Other expenses	9,936		—		—			9,936
	74,386		—		21,692		—	96,078

Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	103,123		—		16,193		—	119,316
Loss from equity-method investee	(71)		—		—		—	(71)
Income from continuing operations	$103,052		$—		$16,193		$—	$119,245

Weighted average common shares outstanding:
Basic	33,375,966		4,099,986	(H)				37,475,952	(H)
Diluted	33,416,014		4,099,986	(H)				37,516,000	(H)

Earnings per common share: Income from continuing operations attributable to common shareholders:
Basic	$3.04	(H)						$3.14	(H)
Diluted	$3.04	(H)						$3.14	(H)

NATIONAL HEALTH INVESTORS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2013
($ in thousands, except share and per share data)

			Pro Forma
			Adjustments
	(A)				SLC		Holiday & Care YBE
	NHI				Portfolio		Portfolio
	Historical		Offering		Acquisition		Acquisitions		Pro Forma

Revenues:
Rental income	$106,029		$—		$39,422	(B)	$47,775	(E)	$193,226
Other income	11,799		—				—		11,799
	117,828		—		39,422		47,775		205,025
Expenses:
Depreciation	20,101		—		12,530	(C)	12,695	(F)	45,326
Interest expense	9,229		—		9,272	(D)	8,732	(G)	27,233
Other expenses	12,630		—		—		—		12,630
	41,960		—		21,802		21,427		85,189
Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	75,868		—		17,620		26,348		119,836
Income from equity-method investee	324		—		—		—		324
Investment and other gains	3,306		—		—		—		3,306
Income from continuing operations	$79,498		$—		$17,620		$26,348		$123,466

Weighted average common shares outstanding:
Basic	28,362,398	(H)	4,427,500	(H)			4,678,767	(H)	37,468,665	(H)
Diluted	28,397,702	(H)	4,427,500	(H)			4,678,767	(H)	37,503,969	(H)

Earnings per common share: Income from continuing operations attributable to common shareholders:
Basic	$2.77	(H)							$3.27	(H)
Diluted	$2.77	(H)							$3.27	(H)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(A) Historical amounts reported by us in our Annual Reports on Form 10-K for the years ended December 31, 2014 and 2013.

(B) Represents rental income from the triple-net master lease between us and Senior Living Communities relating to the Senior Living Communities Portfolio for the years ended December 31, 2014 and 2013. Rental income is based on generally accepted accounting principles, which require that the average contractual rent be recognized on a straight-line basis over the term of a lease without regard to the actual cash rent specified in the lease. Due to rent escalation provisions in the master lease, the pro forma adjustment for the year ended December 31, 2013 includes cash rent of approximately $31 million plus a straight-line adjustment of approximately $8.4 million. The pro forma adjustment for the year ended December 31, 2014 includes cash rent of approximately $32.2 million plus a straight-line adjustment of approximately $7.2 million, net of amounts recognized. The rental income recognized from our lease relating to the Senior Living Communities Portfolio from December 17, 2014, the date of acquisition, is included in our historical operating results for 2014.

(C) Represents estimated depreciation expense related to the Senior Living Communities Portfolio for the years ended December 31, 2014 and 2013. Depreciation was calculated on a straight-line basis using estimated useful lives of 7, 15, and 39 years for furniture and equipment, land improvements, and buildings, respectively. We use the mid-month convention for recording depreciation, and, accordingly, the pro forma adjustment for the year ended December 31, 2014 relating to the Senior Living Communities Portfolio is not reduced by any actual depreciation expense, since we purchased the portfolio on December 17, 2014.

(D) In connection with our December 2014 acquisition of the Senior Living Communities Portfolio, in January 2015 we issued $225 million in debt related to two senior unsecured notes. From the net proceeds of these notes, approximately $207 million was used to fund the remaining purchase price and specified transaction costs not funded by our December 2014 equity offering (Note H). We used the remainder of the net proceeds to retire existing borrowings under our revolving credit facility. Pro forma interest adjustments for 2014 and 2013 reflect this reduction in borrowings under our revolving credit facility throughout 2014 and 2013. Our 2014 historical results of operations include interest on funds drawn on our credit facility which were used to bridge to the closing of our senior unsecured notes in January 2015. Accordingly, 2014 pro forma adjustments eliminate interest on these bridge loans for the last fifteen days of 2014. Final terms on the notes that closed in January 2015 included $125 million with a maturity in December 2022 and an annual interest rate of 3.99% and $100 million, with a maturity in December 2026, and an annual interest rate of 4.51%.

(E) Represents pro forma rental income from our leases relating to the Care YBE Portfolio and the Holiday Portfolio, which were entered into on June 28, 2013, and December 23, 2013, respectively, as if such leases were entered into on January 1, 2013. The actual rental income from our leases relating to the Care YBE Portfolio and the Holiday Portfolio from June 28, 2013 and December 23, 2013, their respective dates of execution, are included in our historical operating results. In year one of the lease relating to the Care YBE Portfolio, the annual straight-line adjustment based on contractual terms increases income by approximately $603,000 in addition to contractual, cash-basis rent of approximately $9.8 million. In year one of the lease relating to the Holiday Portfolio, the annual straight-line adjustment based on contractual terms increases income by approximately $11.8 million, in addition to contractual, cash-basis, rent of approximately $31.9 million.

(F) Adjustments to depreciation expense related to the Care YBE Portfolio and the Holiday Portfolio for the year ended December 31, 2013 are based on our allocation of the purchase prices of these portfolios to land, building and improvements and are calculated on a straight-line basis using the estimated remaining life of approximately 39 years for buildings, 7 years for furniture, fixtures and equipment and 15 years for land improvements. The pro forma adjustment for the year ended December 31, 2013 relating to the Care YBE Portfolio is net of the actual depreciation expense taken for the Care YBE Portfolio for the period from our June 28, 2013 acquisition of the portfolio through December 31, 2013, which is included in our historical operating results. We use the mid-month convention for recording depreciation, and, accordingly, the pro forma adjustment for the year ended December 31, 2013 relating to the Holiday Portfolio is not reduced by any actual depreciation expense, since we purchased the portfolio on December 23, 2013.

(G) The pro forma adjustment to interest expense reflects additional interest expense (including the amortization of financing costs) relating to indebtedness incurred in connection with our acquisitions of the Holiday Portfolio and the Care YBE Portfolio. In connection with our December 23, 2013 acquisition of the Holiday Portfolio, we borrowed approximately $250 million under a term loan that bears variable interest at an annual rate assumed to be 1.92%. In connection with our June 28,

2013 acquisition of the Care YBE Portfolio we (i) assumed two mortgage loans with Fannie Mae with principal balances of $71.5 million and $7.3 million, respectively at the date of acquisition, bearing interest at 6.85% and 7.17% per annum, respectively; and (ii) borrowed approximately $44 million under our existing credit facility at a variable interest rate assumed to be 1.59% per annum. The adjustment does not include interest expense incurred after the respective dates of acquisition, as such expense is included in our historical results.

(H) Weighted average number of shares of common stock outstanding and income from continuing operations per share of common stock are adjusted to reflect our issuance of 5,175,000 shares of common stock in connection with our acquisition of the Holiday Portfolio in November 2013 and our issuance of 4,427,500 shares of common stock in December 2014, as if such issuances had taken place on January 1, 2013. The adjustment for the year ended December 31, 2013 reflects the 35 days of 2013 during which the 5,175,000 shares of common stock issued in connection with our acquisition of the Holiday Portfolio were actually outstanding and included in our historical financial statements. For the year ended December 31, 2014, the adjustment reflects the 27 days of 2014 during which the 4,427,500 shares of common stock issued in connection with our acquisition of the Senior Living Communities Portfolio were actually outstanding and included in our historical financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
	By:	/s/ Roger R. Hopkins
	Name:	Roger R. Hopkins
	Title:	Principal Financial Officer
Date: February 27, 2015